UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
_____________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 28, 2013

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CLEAR CHANNEL COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)
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Texas	001-09645	74-1787539
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

200 East Basse Road
San Antonio, Texas 78209
(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

As previously disclosed, two derivative lawsuits were filed in March 2012 in Delaware Chancery Court by stockholders of Clear Channel Outdoor Holdings, Inc. (“CCOH”), an indirect non-wholly owned subsidiary of Clear Channel Communications, Inc. (the “Company”).  The consolidated lawsuits are captioned In re Clear Channel Outdoor Holdings, Inc. Derivative Litigation, Consolidated Case No. 7315-CS.  The complaints name as defendants certain of the current and former directors of both CCOH and the Company, as well as the Company, Bain Capital Partners, LLC and Thomas H. Lee Partners, L.P.  CCOH also is named as a nominal defendant. The complaints allege, among other things, that in December 2009 the Company breached fiduciary duties to CCOH and its stockholders by allegedly requiring CCOH to agree to amend the terms of the Revolving Promissory Note, dated as of November 10, 2005, between the Company, as maker, and CCOH, as payee (as amended, the “Note”), to extend the maturity date of the Note and to amend the interest rate payable on the Note (the “Contract Rate”).  According to the complaints, the terms of the amended Note were unfair to CCOH because, among other things, the Contract Rate was below market. The complaints further allege that the Company was unjustly enriched as a result of that transaction. The complaints also allege that the director defendants breached fiduciary duties to CCOH in connection with that transaction and that the transaction constituted corporate waste.  On April 4, 2012, the board of directors of CCOH formed a special litigation committee consisting of independent directors (the “SLC”) to review and investigate plaintiffs’ claims and determine the course of action that serves the best interests of CCOH and its stockholders.

On March 28, 2013, to avoid the costs, disruption and distraction of further litigation, and without admitting the validity of any allegations made in the complaint, legal counsel for the defendants entered into a binding memorandum of understanding (the “MOU”) with legal counsel for the SLC and the plaintiffs to settle the litigation.  The MOU obligates the parties to use their best efforts to prepare a Stipulation of Settlement reflecting the terms of the MOU and present such Stipulation of Settlement to the Delaware Chancery Court for approval.

The Stipulation of Settlement has not yet been finalized and is subject to approval by the Delaware Court of Chancery.  Accordingly, unless and until such approval, no assurance can be provided that the parties will be able to resolve the outstanding litigation as contemplated by the MOU.  A copy of the MOU is incorporated by reference as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits

99.1
Memorandum of Understanding, dated as of March 28, 2013, among legal counsel for Clear Channel Communications, Inc. and the other named defendants, the special litigation committee of the board of directors of Clear Channel Outdoor Holdings, Inc. and the plaintiffs (incorporated by reference to Exhibit 10.1 to the Clear Channel Outdoor Holdings, Inc. Current Report on Form 8-K filed on April 3, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL COMMUNICATIONS, INC.

Date: April 3, 2013	By:	/s/ Hamlet T. Newsom, Jr.
Hamlet T. Newsom, Jr.
Vice President, Associate General Counsel and
Assistant Secretary

Exhibit Index

Exhibit No.	Description
99.1
Memorandum of Understanding, dated as of March 28, 2013, among legal counsel for Clear Channel Communications, Inc. and the other named defendants, the special litigation committee of the board of directors of Clear Channel Outdoor Holdings, Inc. and the plaintiffs (incorporated by reference to Exhibit 10.1 to the Clear Channel Outdoor Holdings, Inc. Current Report on Form 8-K filed on April 3, 2013).